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				UNITED STATES
		      SECURITIES AND EXCHANGE COMMISSION
			   Washington D.C.  20549


				  FORM 8-K

			  Current Report Pursuant
		      to Section 13 or 15(d) of the
		     Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  October 4, 1996



		     CLARK REFINING & MARKETING, INC.
	  (Exact name of registrant as specified in its charter)



	Delaware                         1-11392            43-1491230
(State or other jurisdiction (Commission File Number)   (I.R.S. Employer
    of incorporation)                                   Identification No.)

	8182 Maryland Avenue                                      63105-3721
 St. Louis, Missouri                                      (Zip Code)
(Address of principal executive offices)


	Registrant's telephone number, including are code: (314) 854-9696



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Item  2. Acquisition or Disposition of Assets

	 On October 4, 1996, Clark Refining & Marketing, Inc. (the "Company"), a wholly-owned subsidiary of Clark USA, Inc. ("Clark USA"), sold an advance crude oil purchase receivable, together with certain associated hedge contracts. The receivable, together with the associated hedge contracts, were assigned to the Company by Clark USA on October 3, 1996 at fair market value and recorded as an equity contribution. The advance crude oil purchase receivable was sold along with the associated hedge contracts to J. Aron & Company for net cash proceeds of $235.4 million. The advance crude oil purchase receivable was valued based on its defined future delivery schedule, associated forward crude oil price quotes and discounted for certain assumed credit risk factors.

	 As a result of the transaction, the Company substantially increased its cash balance and Clark USA will recognize approximately $110.6 million of net equity issued as part of the original consideration for the advance crude oil purchase receivable. The Company and Clark USA have historically maintained substantial cash reserves to mitigate the cyclical nature of their business. Such cash reserves may also be used to enhance existing assets, for acquisitions or to reduce debt.

	 Clark USA acquired the above referenced advance crude oil purchase receivable in December 1995 from subsidiaries of Occidental Petroleum Corporation ("Occidental"). The advance crude oil purchase receivable originally entitled Clark USA to the equivalent of 17.661 million barrels of West Texas Intermediate crude oil ("WTI") to be delivered through 2001 according to a defined schedule (the "Occidental Transaction"). Clark USA had collected value on approximately 1.5 million WTI equivalent barrels on the receivable prior to the sale.
	 In connection with the Occidental Transaction, Clark USA issued common stock valued at approximately $120 million, or $22 per share (3,954,545 shares of Common Stock and 1,500,000 shares of non-voting Class D Common Stock which were converted into an equal number of shares of Common Stock), and paid $100 million in cash to Occidental. Clark USA had contracted to resell the Occidental oil to a marketing subsidiary of Occidental immediately after delivery at then current market prices.

	 Clark USA continues to own an advance crude oil purchase receivable from subsidiaries of Gulf Resources Corporation ("Gulf") also acquired in December, 1995. This agreement entitles Clark USA to receive from 1996 through 2001, 3.164 million barrels of certain royalty oil to be received by Gulf pursuant to agreements among Gulf, an Occidental subsidiary and the Government of the Congo.

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					     EXHIBIT INDEX

2.1 Assignment and Assumption Agreement, dated as of October 4, 1996 among Clark Refining & Marketing, Inc., J. Aron & Company, Clark USA, Inc. and for limited purposes, Occidental Petroleum Corporation and Occidental Crude Sales, Inc.

2.2 Assignment and Assumption Agreement, dated as of October 3, 1996 among Clark USA, Inc. and Clark Refining & Marketing, Inc.

10.1 Agreement Regarding Limited Consent and Waiver to the Amended and Restated Credit Agreement, dated as of September 30, 1996.

10.2 Fourth Amendment to Amended and Restated Credit Agreement, dated as of July 12, 1996

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					SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	Dated:  October 16, 1996             CLARK REFINING & MARKETING, INC.




					      By:     /s/ Dennis R. Eichholz
						      Dennis R. Eichholz
						      Controller and Treasurer